Calculation of Filing Fee Tables
S-8
RingCentral, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.0001 par value per share, reserved for issuance under the 2013 Equity Incentive Plan	Other	4,535,897	$ 29.13	$ 132,130,679.61	0.0001531	$ 20,229.21
2	Equity	Class A Common Stock, $0.0001 par value per share, reserved for issuance under the Amended and Restated Employee Stock Purchase Plan	Other	907,179	$ 24.77	$ 22,470,823.83	0.0001531	$ 3,440.28
Total Offering Amounts:						$ 154,601,503.44		$ 23,669.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 23,669.49
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Common Stock of RingCentral, Inc. (the "Registrant") that become issuable under the Amended and Restated 2013 Equity Incentive Plan (the "2013 Plan") and Amended and Restated Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of the Registrant's Class A Common Stock. Represents shares of Class A Common Stock automatically reserved on January 1, 2025 for issuance upon the exercise or settlement of awards that may be granted under the 2013 Plan, which increase is provided for in the 2013 Plan. Estimated solely for purposes of this offering in accordance with Rule 457(h) and Rule 457(c) of the Securities Act based on the average of the high and low price per share of the Registrant's Class A Common Stock, as reported on the New York Stock Exchange on February 21, 2025.

[2]	Represents shares of Class A Common Stock automatically reserved on January 1, 2025 for issuance under the ESPP, which increase is provided for in the ESPP. Estimated solely for purposes of this offering in accordance with Rule 457(h) and Rule 457(c) of the Securities Act based on 85% of the average of the high and low price per share of the Registrant's Class A Common Stock, as reported on the New York Stock Exchange on February 21, 2025. Pursuant to the ESPP, the purchase price of the shares of Class A Common Stock will be 85% of the closing price, as reported on the New York Stock Exchange on certain dates as set forth in the ESPP.